UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 3, 2006


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)


         1-5721                                            13-2615557
(Commission File Number)                       (IRS Employer Identification No.)


         315 PARK AVENUE SOUTH
           NEW YORK, NEW YORK                                      10010
(Address of Principal Executive Offices)                        (Zip Code)


                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.


On May 3, 2006, LUK-Symphony Management, LLC, a subsidiary of Leucadia National Corporation (the "Company"), entered into an agreement to sell its entire interest in Symphony Health Services, LLC ("Symphony") to RehabCare Group, Inc., for aggregate cash consideration of approximately $101,500,000, subject to working capital adjustments. Closing is subject to compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act and customary closing conditions, and is expected to occur during the second or third quarter of 2006. After satisfaction of Symphony's outstanding credit agreement ($26,900,000 outstanding at March 31, 2006) and other cash payments at closing, the Company expects to receive net cash proceeds of approximately $58,000,000, and expects to record a pre-tax gain of approximately $50,000,000, which will be classified as a gain on sale of discontinued operations.




















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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 3, 2006

                              LEUCADIA NATIONAL CORPORATION

                              /s/ Joseph A. Orlando
                              --------------------------------------------------
                              Name: Joseph A. Orlando
                              Title: Vice President and Chief Financial Officer





















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